Exhibit 99.1

Union Bankshares, Inc. Announces Planned Merger of Subsidiary Banks

Morrisville, VT February 18, 2003. Union Bankshares, Inc. (AMEX-UNB) today announced the planned merger of its two subsidiary banks, Union Bank (Union), Morrisville, VT, and Citizens Savings Bank and Trust Company (Citizens), St. Johnsbury, VT, under the name and banking charter of Union. Union Bankshares acquired Citizens in December of 1999. Since the acquisition, each subsidiary bank has operated semi-autonomously under the bank holding company.

Union, serving north-central Vermont, and Citizens, serving northeastern Vermont, are community banks with combined assets of $343 million as of December 31, 2002. Both banks provide commercial, residential and consumer loans, as well as a wide array of deposit products and trust services.

The purpose of merging the two banks is to provide a higher quality of service to the communities served by each bank by improving coordination of products and services as well as enhancing efficiencies. The tentative merger completion date is May 1, 2003, subject to receipt of the required regulatory approvals.

"This is simply a step to increase our competitiveness and delivery capability to our current and prospective customers," commented Ken Gibbons, CEO of Union Bankshares and Union. He added, "the impact of combining the two banks makes us more competitive, saves us money and reduces our regulatory burden. We'd like to focus the savings in time and money towards our clients. The merger should be transparent to our St. Johnsbury customers and will have minimal impact on the staff."

No Citizens offices will be closed as a result of the merger and all branch offices will be operated as the Citizens division of Union. Citizens' Littleton, New Hampshire loan office will also become part of Union, as will Hometown Trust, Citizens' trust division. At the time the merger is completed the Citizens Board of Directors will become an advisory board to the Citizens Division market area to ensure continued local input and decision making. Two members of the Citizens Board will join the Board of Union.

Effective February 15th, Jerry Rowe, President and CEO of Citizens, and Vice President and director of Union Bankshares, has decided to leave Citizens to pursue other interests. "Jerry has been a key member of the management team since the acquisition of Citizens and has led Citizens for the past 15 years. We appreciate very much his contribution," commented Ken Gibbons, who will also serve as interim president at Citizens until the merger is completed.

"Our Board of Directors is excited at the opportunities the consolidation presents for our Company," concluded Mr. Gibbons. "The greater St. Johnsbury market will receive increased marketing emphasis and resource allocation."

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Statements made in this press release that are not historical facts are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. When we use any of the words "believes", "expects", "anticipates", "estimates" or similar expressions, we are making forward-looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: uncertainties associated with general or localized economic conditions in some or all of the company's market areas; economic conditions; changes in the interest rate environment; inflation; political, legislative or regulatory developments; the market's acceptance of and demand for the company's products and services; technological changes, including the impact of the internet on the company's business and on the financial services market place; impact of competitive products and pricing, and dependence on third party suppliers.

For further information about the company, please refer to the Union Bankshares reports filed with the Securities and Exchange Commission at www.sec.gov.


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